Exhibit 99.2

Section 906 Certification of James A. Smith

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the period ending May 3, 2003 as filed with the Securities and Exchange Commission by Electronics Boutique Holdings Corp. (the “Company”) on the date hereof (the “Report”), I, James A. Smith, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ James A. Smith
James A. Smith
Senior Vice President and Chief Financial Officer

June 13, 2003